EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated April 28, 2000, included in the Tvia, Inc. and subsidiary Form S-1, for the year ended March 31, 2000 and to all references to our Firm included in this registration statement.


/s/ ARTHUR ANDERSEN LLP

San Jose, California
March 2, 2001